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                                                                    Exhibit 23.1

                             CONSENT OF INDEPENDENT

                          CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated May 1, 1998 for Aircraft Service International Group and September 16, 1998 for Aircraft Service International Group, Inc., in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-64513) and related Prospectus of Aircraft Service International Group, Inc. for the registration of $80,000,000 aggregate principal amount of its Series B 11% Senior Notes due 2005.


                                                           /s/ Ernst & Young LLP
Miami, Florida

November 11, 1998